Exhibit 99.1

Dell Reports Second Quarter Financial Results

  Revenue of $14.5 billion
  GAAP earnings of $0.42 per share, non-GAAP earnings of $0.50 per share
  Dell Enterprise Solutions and Services revenue grew 6 percent year over year to $4.9 billion; now represents more than 50 percent of company margin and more than a third of revenue

ROUND ROCK, Texas--(BUSINESS WIRE)--August 21, 2012--Dell announced fiscal 2013 second-quarter results today with revenue of $14.5 billion, GAAP operating income of $901 million, and earnings of $0.42 per share. Consistent with its strategy, Dell saw growth in its server, services and networking businesses.

“We’re transforming our business, not for a quarter or a fiscal year, but to deliver differentiated customer value for the long term,” said Michael Dell, chairman and CEO. “We’re clear on our strategy and we’re building a leading portfolio of solutions to help our customers achieve their goals.”

“Our performance in the second quarter provided another proof-point that our long-term strategy is right,” said Brian Gladden, Dell chief financial officer. “We continued our progress in shifting the mix of our business to higher-margin enterprise solutions, led by solid growth in our server, networking, services, and Dell IP storage businesses.

“Growth in our PC business was challenging, as we saw a tough macroeconomic and competitive environment, and continued to focus on higher-value solutions in this business,” Mr. Gladden said.

Results

  Revenue in the quarter was $14.5 billion, an 8 percent decrease from the previous year as desktop and mobility revenue contracted.
  GAAP operating income for the quarter was $901 million, or 6.2 percent of revenue. Non-GAAP operating income was $1.1 billion, or 7.8 percent of revenue. Gross margins for the quarter benefitted by approximately $70 million, or 50 basis points, primarily resulting from a vendor settlement.
  GAAP earnings per share in the quarter was 42 cents, down 13 percent from the previous year; non-GAAP EPS was 50 cents, down 7 percent.
  Cash flow from operations in the quarter was $637 million. Dell ended the quarter with $14.6 billion in cash and investments.

Fiscal-Year 2013 Second Quarter and Half Year Highlights

	Second Quarter			Fiscal Year First Half
(in millions)	FY13	FY12	Change	FY13	FY12	Change
Revenue	$14,483	$15,658	(8%)	$28,905	$30,675	(6%)

Operating Income (GAAP)	$901	$1,146	(21%)	$1,725	$2,358	(27%)
Net Income (GAAP)	$732	$890	(18%)	$1,367	$1,835	(26%)
EPS (GAAP)	$0.42	$0.48	(13%)	$0.77	$0.97	(21%)

Operating Income (non-GAAP)	$1,123	$1,328	(15%)	$2,133	$2,704	(21%)
Net Income (non-GAAP)	$875	$1,006	(13%)	$1,636	$2,056	(20%)
EPS (non-GAAP)	$0.50	$0.54	(7%)	$0.93	$1.08	(14%)

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, certain settlement costs and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Strategic Highlights:

  Dell Enterprise Solutions and Services revenue grew 6 percent year over year to $4.9 billion and comprised 34 percent of Dell’s consolidated revenue and more than 50 percent of its margin. This business is now approaching a $20 billion annual run rate.
  Server and networking revenue grew 14 percent.
  Revenue of Dell-owned storage increased 6 percent.
  Dell Services revenue was $2.1 billion, up 3 percent, with new signings of more than $1 billion in the first half of the year, and $1.8 billion over the last 12 months.
  Year to date Dell has announced six acquisitions and closed five, all of which will help drive a higher-value mix of solutions with more predictable revenue and margin streams. The company expects to close the pending acquisition of Quest Software in the second half of the third quarter.

Business Units and Regions:

  Large Enterprise revenue was $4.5 billion in the quarter, a 3 percent decline. Operating income was $433 million, or 9.5 percent of revenue. Enterprise Solutions and Services revenue increased 9 percent on 17 percent growth in server and networking revenue and 5 percent increase in services.
  Public revenue was $4.1 billion, a 6 percent decrease. Operating income for the quarter was $379 million, or 9.3 percent of revenue. Server and networking revenue increased 4 percent.
  Small and Medium Business revenue was $3.3 billion, a 1 percent decline. Operating income was $382 million, or 11.7 percent of revenue. Enterprise solutions and services grew 15 percent led by an increase of 27 percent in services revenue and 16 percent in servers and networking.
  Consumer revenue was $2.6 billion, a 22 percent decline. Operating income was $14 million or 0.5 percent of revenue.
  Revenue in Americas was down 6 percent; EMEA was down 7 percent, and Asia-Pacific and Japan revenue was down 12 percent. Revenue in BRIC countries was down 15 percent.

Company Outlook:

Dell expects continued solid growth in Enterprise Solutions, Services and Software and also a challenging end-user computer environment in the second half of the year. Given the uncertain economic environment, competitive dynamics and soft Consumer business, Dell expects third-quarter revenue to be down 2-5 percent from second-quarter levels. In addition, the company is modifying its full-year earnings outlook to at least $1.70 per share on a non-GAAP basis, which includes a 2-to-3 cent dilutive impact from its pending acquisition of Quest Software.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. The second-quarter analyst call with Michael Dell, chairman and CEO, and Brian Gladden, CFO, will be webcast live today at 4 p.m. CDT and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings. To communicate directly with Dell, go to www.dell.com/dellshares.

Segment Realignment:

In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, trends relating to mix shift, macroeconomic challenges, effects of our acquisitions and success relating to strategic transformation, as well as the financial guidance with respect to revenue and non-GAAP earnings per share) are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting our financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber-attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 3, 2012. In particular, Dell’s expectations with regard to revenue and non-GAAP earnings per share for the full fiscal year ending Feb. 1, 2013 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, that macroeconomic challenges do not materialize into more significant economic difficulties, no significant change in product mix patterns, and continued geographic customer demand trends. Dell assumes no obligation to update its forward-looking statements.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	August 3, 2012	May 4, 2012	July 29, 2011	Sequential	Yr. to Yr.
Net revenue
Products	$11,403	$11,423	$12,610	0%	(10)%
Services, including software related	3,080	2,999	3,048	3%	1%

Total net revenue	14,483	14,422	15,658	0%	(8)%
Cost of net revenue
Products	9,280	9,330	9,935	(1)%	(7)%
Services, including software related	2,065	2,025	2,198	2%	(6)%

Total cost of net revenue	11,345	11,355	12,133	0%	(6)%
Gross margin	3,138	3,067	3,525	2%	(11)%
Operating expenses
Selling, general, and administrative	1,976	2,009	2,174	(2)%	(9)%
Research, development, and engineering	261	234	205	12%	27%
Total operating expenses	2,237	2,243	2,379	0%	(6)%
Operating income	901	824	1,146	9%	(21)%
Interest and other, net	(63)	(32)	(55)	(101)%	(16)%
Income before income taxes	838	792	1,091	6%	(23)%
Income tax provision	106	157	201	(32)%	(47)%

Net income	$732	$635	$890	15%	(18)%

Earnings per share:
Basic	$0.42	$0.36	$0.48	17%	(13)%
Diluted	$0.42	$0.36	$0.48	17%	(13)%
Weighted average shares outstanding:
Basic	1,747	1,759	1,858	(1)%	(6)%
Diluted	1,753	1,774	1,871	(1)%	(6)%

Percentage of Total Net Revenue:
Gross margin	21.6%	21.3%	22.5%
Selling, general, and administrative	13.6%	13.9%	13.9%
Research, development, and engineering	1.8%	1.7%	1.3%
Operating expenses	15.4%	15.6%	15.2%
Operating income	6.2%	5.7%	7.3%
Income before income taxes	5.8%	5.5%	7.0%
Net income	5.1%	4.4%	5.7%
Income tax rate	12.7%	19.8%	18.4%

Net Revenue by Product Category:
Servers and Networking	$2,332	$2,017	$2,054	16%	14%
Storage	435	444	502	(2)%	(13)%
Services	2,106	2,071	2,036	2%	3%
Software and Peripherals	2,338	2,386	2,569	(2)%	(9)%
Mobility	3,870	4,236	4,761	(9)%	(19)%
Desktop PCs	3,402	3,268	3,736	4%	(9)%
Consolidated net revenue	$14,483	$14,422	$15,658	0%	(8)%

Percent of Total Net Revenue:
Servers and Networking	16%	14%	13%
Storage	3%	3%	3%
Services	15%	14%	13%
Software and Peripherals	16%	17%	16%
Mobility	27%	29%	31%
Desktop PCs	23%	23%	24%

Net Revenue by Global Segment: (1)
Large Enterprise	$4,536	$4,436	$4,677	2%	(3)%
Public	4,065	3,466	4,329	17%	(6)%
Small and Medium Business	3,258	3,477	3,306	(6)%	(1)%
Consumer	2,624	3,043	3,346	(14)%	(22)%
Consolidated net revenue	$14,483	$14,422	$15,658	0%	(8)%

Percentage of Total Net Revenue: (1)
Large Enterprise	31%	31%	30%
Public	28%	24%	28%
Small and Medium Business	23%	24%	21%
Consumer	18%	21%	21%

Consolidated Operating Income: (1)
Large Enterprise	$433	$402	$460
Public	379	271	466
Small and Medium Business	382	389	380
Consumer	14	32	103
Segment operating income	1,208	1,094	1,409
Broad based long-term incentives	(85)	(84)	(81)
Amortization of intangible assets	(150)	(110)	(95)
Severance and facility actions and acquisition-related costs	(72)	(76)	(87)
Consolidated operating income	$901	$824	$1,146

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Segment Results for Fiscal 2012 have been recast to conform to segment realignments that were completed during the first quarter of Fiscal 2013. See Supplemental Segment Information at the end of these financial tables for more information.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights (continued)
(in millions, except per share data and percentages)
(unaudited)

	Six Months Ended		% Growth Rates
	August 3, 2012	July 29, 2011	Yr. to Yr.
Net revenue
Products	22,826	$24,669	(7)%
Services, including software related	6,079	6,006	1%
Total net revenue	28,905	30,675	(6)%
Cost of net revenue
Products	18,610	19,371	(4)%
Services, including software related	4,090	4,347	(6)%
Total cost of net revenue	22,700	23,718	(4)%
Gross margin	6,205	6,957	(11)%
Operating expenses
Selling, general, and administrative	3,985	4,199	(5)%
Research, development, and engineering	495	400	24%
Total operating expenses	4,480	4,599	(3)%
Operating income	1,725	2,358	(27)%
Interest and other, net	(95)	(97)	2%
Income before income taxes	1,630	2,261	(28)%
Income tax provision	263	426	(38)%

Net income	1,367	$1,835	(26)%

Earnings per share:
Basic	$0.78	$0.97	(20)%
Diluted	$0.77	$0.97	(21)%
Weighted average shares outstanding:
Basic	1,753	1,883	(7)%
Diluted	1,764	1,897	(7)%

Percentage of Total Net Revenue:
Gross margin	21.5%	22.7%
Selling, general, and administrative	13.8%	13.7%
Research, development, and engineering	1.7%	1.3%
Operating expenses	15.5%	15.0%
Operating income	6.0%	7.7%
Income before income taxes	5.6%	7.4%
Net income	4.7%	6.0%
Income tax rate	16.1%	18.8%

Net Revenue by Product Category:
Servers and Networking	$4,349	$4,027	8%
Storage	879	983	(11)%
Services	4,177	4,020	4%
Software and Peripherals	4,724	5,136	(8)%
Mobility	8,106	9,477	(14)%
Desktop PCs	6,670	7,032	(5)%
Consolidated net revenue	$28,905	$30,675	(6)%

Percent of Total Net Revenue:
Servers and Networking	15%	13%
Storage	3%	3%
Services	15%	13%
Software and Peripherals	16%	17%
Mobility	28%	31%
Desktop PCs	23%	23%

Net Revenue by Global Segment: (1)
Large Enterprise	8,972	$9,264	(3)%
Public	7,531	7,950	(5)%
Small and Medium Business	6,735	6,661	1%
Consumer	5,667	6,800	(17)%
Consolidated net revenue	$28,905	$30,675	(6)%

Percentage of Total Net Revenue: (1)
Large Enterprise	31%	30%
Public	26%	26%
Small and Medium Business	23%	22%
Consumer	20%	22%

Consolidated Operating Income: (1)
Large Enterprise	$835	$976
Public	650	818
Small and Medium Business	771	815
Consumer	46	273
Segment operating income	2,302	2,882
Broad based long-term incentives	(169)	(178)
Amortization of intangible assets	(260)	(187)
Severance and facility actions and acquisition-related costs	(148)	(159)
Consolidated operating income	$1,725	$2,358

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Segment Results for Fiscal 2012 have been recast to conform to segment realignments that were completed during the first quarter of Fiscal 2013. See Supplemental Segment Information at the end of these financial tables for more information.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	August 3, 2012	May 4, 2012	July 29, 2011
Assets:
Current assets:
Cash and cash equivalents	$11,519	$12,814	$14,623
Short-term investments	372	901	509
Accounts receivable, net	6,829	6,289	6,752
Short-term financing receivables, net	3,174	3,200	3,385
Inventories, net	1,615	1,472	1,346
Other current assets	3,741	3,369	3,043
Total current assets	27,250	28,045	29,658
Property, plant, and equipment, net	2,058	2,119	2,064
Long-term investments	2,738	3,501	1,048
Long-term financing receivables, net	1,344	1,342	1,252
Goodwill	7,558	6,005	5,431
Purchased intangible assets, net	2,609	1,801	1,866
Other non-current assets	540	476	285
Total assets	$44,097	$43,289	$41,604

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term debt	$2,609	$3,186	$1,316
Accounts payable	11,193	10,970	11,628
Accrued and other	3,227	3,076	3,823
Short-term deferred services revenue	3,683	3,582	3,427
Total current liabilities	20,712	20,814	20,194
Long-term debt	5,832	5,813	6,424
Long-term deferred services revenue	3,893	3,837	3,723
Other non-current liabilities	3,914	3,468	2,927
Total liabilities	34,351	33,932	33,268
Total stockholders' equity	9,746	9,357	8,336
Total liabilities and equity	$44,097	$43,289	$41,604

Ratios:
Days of sales outstanding (1)	46	43	42
Days supply in inventory	13	12	10
Days in accounts payable	(89)	(87)	(86)
Cash conversion cycle	(30)	(32)	(34)

Average total revenue/unit (approximate)	$1,390	$1,360	$1,350

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding ("DSO") is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified as other current assets. At August 3, 2012, May 4, 2012, and July 29, 2011, DSO and days of customer shipments not yet recognized were 42 and 4 days, 39 and 4 days, and 39 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2012	July 29, 2011	August 3, 2012	July 29, 2011
Cash flows from operating activities:
Net income	$732	$890	$1,367	$1,835

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	281	230	529	446
Stock-based compensation	97	82	192	181
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	25	(9)	15	(9)
Deferred income taxes	30	7	77	(56)
Provision for doubtful accounts — including financing receivables	58	70	121	117
Other	17	5	12	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(633)	(566)	(472)	(95)
Financing receivables	(60)	(100)	11	(79)
Inventories	(122)	(69)	(190)	(31)
Other assets	(369)	97	(321)	207
Accounts payable	231	1,186	(440)	261
Deferred services revenue	108	212	141	403
Accrued and other liabilities	242	339	(543)	(341)
Change in cash from operating activities	637	2,374	499	2,839
Cash flows from investing activities:
Investments:
Purchases	(517)	(541)	(1,190)	(781)
Maturities and sales	1,800	210	2,440	432
Capital expenditures	(120)	(159)	(262)	(296)
Proceeds from sale of facility and land	34	—	34	12
Collections on purchased financing receivables	47	68	102	135
Acquisition of business, net of cash received	(2,166)	(428)	(2,411)	(1,901)
Change in cash from investing activities	(922)	(850)	(1,287)	(2,399)
Cash flows from financing activities:
Repurchase of common stock	(400)	(1,130)	(724)	(1,580)
Issuance of common stock under employee plans	6	19	44	29
Issuance (repayment) of commercial paper (maturity 90 days or less), net	125	—	138	—
Proceeds from debt	555	503	1,151	2,433
Repayments of debt	(1,241)	(370)	(2,104)	(693)
Other	—	(1)	8	2
Change in cash from financing activities	(955)	(979)	(1,487)	191
Effect of exchange rate changes on cash and cash equivalents	(55)	17	(58)	79
Change in cash and cash equivalents	(1,295)	562	(2,333)	710
Cash and cash equivalents at beginning of the period	12,814	14,061	13,852	13,913
Cash and cash equivalents at end of the period	$11,519	$14,623	$11,519	$14,623

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The following tables include information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. Dell has provided a reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures in the below tables. A detailed discussion of Dell's reasons for including the non-GAAP financial measures and the limitations associated with those measures is presented in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Non-GAAP Financial Measures" in Dell's annual report on Form 10-K for the financial year ended February 3, 2012. Dell encourages investors to review the historical reconciliation and the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	August 3, 2012	May 4, 2012	July 29, 2011	Sequential	Yr. to Yr.
GAAP gross margin	$3,138	$3,067	$3,525	2%	(11)%
Non-GAAP adjustments:
Amortization of intangibles	109	88	74
Severance and facility actions and acquisition-related costs	23	12	26
Non-GAAP gross margin	$3,270	$3,167	$3,625	3%	(10)%

GAAP operating expenses	$2,237	$2,243	$2,379	0%	(6)%
Non-GAAP adjustments:
Amortization of intangibles	(41)	(22)	(21)
Severance and facility actions and acquisition-related costs	(49)	(64)	(61)
Non-GAAP operating expenses	$2,147	$2,157	$2,297	0%	(7)%

GAAP operating income	$901	$824	$1,146	9%	(21)%
Non-GAAP adjustments:
Amortization of intangibles	150	110	95
Severance and facility actions and acquisition-related costs	72	76	87
Non-GAAP operating income	$1,123	$1,010	$1,328	11%	(15)%

GAAP net income	$732	$635	$890	15%	(18)%
Non-GAAP adjustments:
Amortization of intangibles	150	110	95
Severance and facility actions and acquisition-related costs	72	76	87
Aggregate adjustment for income taxes	(79)	(60)	(66)
Non-GAAP net income	$875	$761	$1,006	15%	(13)%

GAAP earnings per share - diluted	$0.42	$0.36	$0.48	17%	(13)%
Non-GAAP adjustments per share - diluted	0.08	0.07	0.06
Non-GAAP earnings per share - diluted	$0.50	$0.43	$0.54	16%	(7)%

Diluted WAS	1,753	1,774	1,871

Percentage of Total Net Revenue:
GAAP gross margin	21.6%	21.3%	22.5%
Non-GAAP adjustment	1.0%	0.7%	0.7%
Non-GAAP gross margin	22.6%	22.0%	23.2%

GAAP operating expenses	15.4%	15.6%	15.2%
Non-GAAP adjustment	(0.6)%	(0.6)%	(0.5)%
Non-GAAP operating expenses	14.8%	15.0%	14.7%

GAAP operating income	6.2%	5.7%	7.3%
Non-GAAP adjustment	1.6%	1.3%	1.2%
Non-GAAP operating income	7.8%	7.0%	8.5%

GAAP net income	5.1%	4.4%	5.7%
Non-GAAP adjustment	0.9%	0.9%	0.7%
Non-GAAP net income	6.0%	5.3%	6.4%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Six Months Ended		% Growth Rates
	August 3, 2012	July 29, 2011	Yr. to Yr.
GAAP gross margin	$6,205	$6,957	(11)%
Non-GAAP adjustments:
Amortization of intangibles	197	145
Severance and facility actions and acquisition-related costs	35	34
Non-GAAP gross margin	$6,437	$7,136	(10)%

GAAP operating expenses	$4,480	$4,599	(3)%
Non-GAAP adjustments:
Amortization of intangibles	(63)	(42)
Severance and facility actions and acquisition-related costs	(113)	(125)
Non-GAAP operating expenses	$4,304	$4,432	(3)%

GAAP operating income	$1,725	$2,358	(27)%
Non-GAAP adjustments:
Amortization of intangibles	260	187
Severance and facility actions and acquisition-related costs	148	159
Non-GAAP operating income	$2,133	$2,704	(21)%

GAAP net income	$1,367	$1,835	(26)%
Non-GAAP adjustments:
Amortization of intangibles	260	187
Severance and facility actions and acquisition-related costs	148	159
Aggregate adjustment for income taxes	(139)	(125)
Non-GAAP net income	$1,636	$2,056	(20)%

GAAP earnings per share - diluted	$0.77	$0.97	(21)%
Non-GAAP adjustments per share - diluted	0.16	0.11
Non-GAAP earnings per share - diluted	$0.93	$1.08	(14)%

Diluted WAS	1,764	1,897

Percentage of Total Net Revenue:
GAAP gross margin	21.5%	22.7%
Non-GAAP adjustment	0.8%	0.6%
Non-GAAP gross margin	22.3%	23.3%

GAAP operating expenses	15.5%	15.0%
Non-GAAP adjustment	(0.6)%	(0.6)%
Non-GAAP operating expenses	14.9%	14.4%

GAAP operating income	6.0%	7.7%
Non-GAAP adjustment	1.4%	1.1%
Non-GAAP operating income	7.4%	8.8%

GAAP net income	4.7%	6.0%
Non-GAAP adjustment	1.0%	0.7%
Non-GAAP net income	5.7%	6.7%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

Dell Inc.
Supplemental Segment Information
Fiscal 2011
(in millions, unaudited)

	Three Months Ended												Fiscal Year Ended
	April 30, 2010			July 30, 2010			October 29, 2010			January 28, 2011			January 28, 2011
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment: (1)
Large Enterprise	$4,246	$4,341	$95	$4,549	$4,618	$69	$4,326	$4,389	$63	$4,692	$4,763	$71	$17,813	$18,111	$298
Public	3,856	3,708	(148)	4,580	4,467	(113)	4,442	4,340	(102)	3,973	3,862	(111)	16,851	16,377	(474)
Small and Medium Business	3,524	3,096	(428)	3,535	3,083	(452)	3,665	3,179	(486)	3,749	3,250	(499)	14,473	12,608	(1,865)
Consumer	3,248	3,729	481	2,870	3,366	496	2,961	3,486	525	3,278	3,817	539	12,357	14,398	2,041
Consolidated net revenue	$14,874	$14,874	$—	$15,534	$15,534	$—	$15,394	$15,394	$—	$15,692	$15,692	$—	$61,494	$61,494	$—

Percentage of Total Net Revenue: (1)
Large Enterprise	28%	29%	1%	29%	30%	1%	28%	28%	0%	30%	30%	0%	29%	29%	0%
Public	26%	25%	-1%	30%	29%	-1%	29%	28%	-1%	25%	25%	0%	27%	27%	0%
Small and Medium Business	24%	21%	-3%	23%	20%	-3%	24%	21%	-3%	24%	21%	-3%	24%	21%	-3%
Consumer	22%	25%	3%	18%	21%	3%	19%	23%	4%	21%	24%	3%	20%	23%	3%

Consolidated Operating Income:(1)
Large Enterprise	$283	$293	$10	$288	$289	$1	$400	$398	$(2)	$502	$510	$8	$1,473	$1,490	$17
Public	298	280	(18)	369	363	(6)	451	450	(1)	366	353	(13)	1,484	1,446	(38)
Small and Medium Business	313	301	(12)	323	298	(25)	391	365	(26)	450	419	(31)	1,477	1,383	(94)
Consumer	17	37	20	(21)	9	30	—	29	29	69	105	36	65	180	115
Segment operating income	$911	$911	$—	$959	$959	$—	$1,242	$1,242	$—	$1,387	$1,387	$—	$4,499	$4,499	$—

(1) In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell now internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

Dell Inc.
Supplemental Segment Information
Fiscal 2012
(in millions, unaudited)

	Three Months Ended												Fiscal Year Ended
	April 29, 2011			July 29, 2011			October 28, 2011			February 3, 2012			February 3, 2012
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment: (1)
Large Enterprise	$4,477	$4,587	$110	$4,584	$4,677	$93	$4,487	$4,540	$53	$4,909	$4,982	$73	$18,457	$18,786	$329
Public	3,767	3,621	(146)	4,457	4,329	(128)	4,375	4,287	(88)	3,949	3,833	(116)	16,548	16,070	(478)
Small and Medium Business	3,768	3,355	(413)	3,709	3,306	(403)	3,712	3,326	(386)	3,977	3,560	(417)	15,166	13,547	(1,619)
Consumer	3,005	3,454	449	2,908	3,346	438	2,791	3,212	421	3,196	3,656	460	11,900	13,668	1,768
Consolidated net revenue	$15,017	$15,017	$—	$15,658	$15,658	$—	$15,365	$15,365	$—	$16,031	$16,031	$—	$62,071	$62,071	$—

Percentage of Total Net Revenue: (1)
Large Enterprise	30%	31%	1%	29%	30%	1%	29%	29%	0%	30%	31%	1%	30%	30%	0%
Public	25%	24%	-1%	28%	28%	0%	29%	28%	-1%	25%	24%	-1%	27%	26%	-1%
Small and Medium Business	25%	22%	-3%	24%	21%	-3%	24%	22%	-2%	25%	22%	-3%	24%	22%	-2%
Consumer	20%	23%	3%	19%	21%	2%	18%	21%	3%	20%	23%	3%	19%	22%	3%

Consolidated Operating Income:(1)
Large Enterprise	$504	$516	$12	$448	$460	$12	$441	$446	$5	$461	$467	$6	$1,854	$1,889	$35
Public	370	352	(18)	484	466	(18)	463	454	(9)	327	312	(15)	1,644	1,584	(60)
Small and Medium Business	463	435	(28)	404	380	(24)	386	367	(19)	412	399	(13)	1,665	1,581	(84)
Consumer	136	170	34	73	103	30	76	99	23	39	61	22	324	433	109
Segment operating income	$1,473	$1,473	$—	$1,409	$1,409	$—	$1,366	$1,366	$—	$1,239	$1,239	$—	$5,487	$5,487	$—

(1) In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell now internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

CONTACT:
Dell
Media Contacts: 512-728-4100
David Frink, 512-728-2678
david_frink@dell.com
or
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
David Mehok, 512-728-4225
david_mehok@dell.com